CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF

BridgeWell Preferred Income Fund LP
Insert name currently on file with Florida Department of State

Pursuant to the provisions of section 620.1202, Florida Statutes, this Florida limited partnership or limited liability limited partnership, whose certificate was filed with the Florida Department of State on 1/25/2016, assigned Florida document number A16000000056, adopts the following certificate of amendment to its certificate of limited partnership.

This amendment is submitted to amend the following:

A. If amending name, enter the new name of the limited partnership or limited liability limited partnership here:

BridgeWell Preferred Income LP
New name must be distinguishable and contain an acceptable suffix.

Acceptable Limited Partnership suffixes: Limited Partnership, Limited, L.P., LP, or Ltd.
Acceptable Limited Liability Limited Partnership suffixes: Limited Liability Limited Partnership, L.L.L.P. or LLLP.

B. If amending mailing address and/or principal office address, enter new mailing address and/or principal office address here:

New Principal Office Address: ______________________
(*Must be STREET address*) ______________________
____

New Mailing Address: ______________________
(*May be post office box*) ______________________
____

C. If amending the registered agent and/or registered office address on our records, enter the name of the new registered agent and/or the new registered office address here:

Name of New Registered Agent: ______________________

New Registered Office Address: ______________________
Enter Florida street address

______________________, Florida ____________
City *Zip Code*

New Registered Agent's Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

____
If Changing Registered Agent, Signature of New Registered Agent

D. If amending the general partner(s), enter the name and business address of each general partner being added or removed from our records:

Title	Name	Address	Type of Action
______	______________	______________ ______________ ______________	❑ Add ❑ Remove
______	______________	______________ ______________ ______________	❑ Add ❑ Remove
______	______________	______________ ______________ ______________	❑ Add ❑ Remove
______	______________	______________ ______________ ______________	❑ Add ❑ Remove
______	______________	______________ ______________ ______________	❑ Add ❑ Remove
______	______________	______________ ______________ ______________	❑ Add ❑ Remove

E. If the limited partnership or limited liability limited partnership is amending its "limited liability limited partnership" status, enter change here:

❑ **This Limited Partnership hereby elects to be a "Limited Liability Limited Partnership."**

❑ **This Limited Partnership hereby removes its "Limited Liability Limited Partnership" status.**

(**NOTE:** *If adding or removing" limited liability limited partnership" status, all general partners must sign this amendment.*)

F. If amending any other information, enter change(s) here: *(Attach additional sheets, if necessary.)*

____

Effective date, if other than the date of filing: ____________________________

(Effective date cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State.)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Signature(s) of a general partner or all general partners*:

(***NOTE:** Only one current general partner is required to sign this document unless the limited partnership is adding or removing a "limited liability limited partnership" election statement. Chapter 620, F.S., requires all general partners to sign when adding or removing a "limited liability limited partnership" election statement.)

[signature], Manager of the General Partner, Preferred Fund Manager LLC

Signature(s) of all new or dissociating general partner(s), if any:

Filing Fee: **$52.50**
Certified Copy (optional): **$52.50**
Certificate of Status (optional): **$8.75**